The Chefs’ Warehouse, Inc. 8-K

Exhibit 99.1

The Chefs’ Warehouse Reports Second Quarter 2015 Financial Results

Net Sales Increase 33%

Ridgefield, CT, July 30, 2015 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its second quarter ended June 26, 2015.

Financial highlights for the second quarter of 2015 compared to the second quarter of 2014:

  Net sales increased 32.7% to $282.9 million for the second quarter of 2015 from $213.1 million for the second quarter of 2014.
  Net income available to common stockholders was $3.4 million for the second quarter of 2015 compared to $3.8 million in the second quarter of 2014.
  Earnings per diluted share available to common stockholders was $0.13 for the second quarter of 2015 compared to $0.15 for the second quarter of 2014.
  Modified pro forma earnings per diluted share available to common stockholders1 was $0.21 per diluted share for the second quarter of 2015 compared to $0.18 per diluted share for the second quarter of 2014.
  Adjusted EBITDA1 was $18.5 million for the second quarter of 2015 compared to $12.2 million for the second quarter of 2014.

“The second quarter was in line with our expectations with organic growth of nearly 6% and case, unique customer and placement growth all in the mid to high single digits,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “We are also extremely pleased to report a 79 basis point increase in gross margins, on a consolidated basis. In our core specialty business we saw a 75 basis point increase in gross margins and, importantly, we realized a 373 basis point increase in our protein business as we continue to see sequential improvement at our Allen Brothers facility The integration of Del Monte Meat Company is going very well as is our turnaround of Allen Brothers. Finally, we are pleased to be fully operational in our new Bronx, Chicago and Las Vegas facilities and look forward to opening our new San Francisco facility by the end of 2015.”

Second Quarter Fiscal 2015 Results

Net sales for the quarter ended June 26, 2015 increased approximately 32.7% to $282.9 million from $213.1 million for the quarter ended June 27, 2014. The increase in net sales was primarily the result of organic growth, as well as the acquisition of Del Monte in April 2015, and to a lesser degree, Euro Gourmet in October 2014. These acquisitions accounted for approximately $56.9 million of our net sales growth for the quarter. Organic growth contributed approximately $12.9 million, or 6.0%, to year-over-year growth. Compared to the second quarter of 2014, the Company’s case count grew approximately 5.6%, while the number of unique customers and placements grew 8.2% and 6.3%, respectively, in our core specialty business, adjusted for acquisitions, in the second quarter of 2015. Inflation was approximately 3.3% during the quarter, driven largely by certain protein and chocolate categories offset in part by deflation in the cheese and dairy categories.

Gross profit increased approximately 37.0% to $71.8 million for the second quarter of 2015 from $52.4 million for the second quarter of 2014. Gross profit margin increased approximately 79 basis points to 25.4% from 24.6%. This increase was due primarily to increased margins in both our core specialty and protein businesses. The improvement in protein margins was largely driven by improvements in the operating performance of our Allen Brothers subsidiary.

1 Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income available to common stockholders and modified pro forma EPS to these measures’ most directly comparable GAAP measure.

Total operating expenses increased by approximately 42.5% to $62.5 million for the second quarter of 2015 from $43.8 million for the second quarter of 2014. As a percentage of net sales, operating expenses were 22.1% in the second quarter of 2015 compared to 20.6% in the second quarter of 2014. The increase in the Company’s operating expense ratio is primarily attributable to $3.3 million of transaction related costs and $1.9 million of amortization expense related to the Company’s acquisition of Del Monte. In addition, increased labor costs, offset in part by reduced fuel costs, contributed to the increase in operating expense ratio compared to the prior year quarter.

Operating income for the second quarter of 2015 was $9.3 million compared to $8.6 million for the second quarter of 2014. As a percentage of net sales, operating income was 3.3% in the second quarter of 2015 compared to 4.0% in the prior year’s second quarter. The decrease in operating income as a percentage of net sales was driven by higher operating expenses partially offset by higher gross margins as discussed above.

Net income available to common stockholders was $3.4 million, or $0.13 per diluted share, for the second quarter of 2015 compared to $3.8 million, or $0.15 per diluted share, for the second quarter of 2014.

On a non-GAAP basis, adjusted EBITDA was $18.5 million for the second quarter of 2015 compared to $12.2 million for the second quarter of 2014. For the second quarter of 2015, modified pro forma net income available to common stockholders1 was $5.6 million and modified pro forma EPS1 was $0.21 compared to modified pro forma net income available to common stockholders of $4.5 million and modified pro forma EPS of $0.18 for the second quarter of 2014.

Full Year 2015 Guidance

Based on first half of 2015 results, as well as current trends in the business, the Company is adjusting its full year 2015 guidance. While we are seeing nice improvements in our overall gross margins in our protein businesses, we are currently seeing increased margin pressure with some of our non-core customers. We have incorporated that into our guidance and now expect the following:

  Net sales between $1.0 billion and $1.1 billion
  Adjusted EBITDA between $64.0 million and $67.0 million
  Net income between $14.5 million and $16.6 million
  Net income per diluted share between $0.55 and $0.62
  Modified pro forma net income per diluted share between $0.67 and $0.74

This guidance is based on an effective tax rate of approximately 41.5% and fully diluted shares of approximately 27.0 million shares.

Second Quarter 2015 Earnings Conference Call

The Company will host a conference call to discuss second quarter 2015 financial results today at 5:00 p.m. ET. Hosting the call will be Chris Pappas, chairman and chief executive officer, and John Austin, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 705-6003, or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13615351. The replay will be available until Thursday, August 6, 2015, and an online archive of the webcast will be available on the Company’s investor relations website.

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Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s ability to successfully deploy its operational initiatives to achieve synergies from the acquisition of the Del Monte entities; the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; the risks of loss of revenue or reductions in operating margins in the Company’s protein business as a result of competitive pressures within this segment of the Company’s business; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s and its customers’ sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company’s ability to begin servicing customers from its new Chicago, San Francisco and Las Vegas distribution centers and the expenses associated therewith; increased fuel cost volatility and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; the results of the ongoing New York state tax audit and the Company’s efforts to negotiate the final amount of any assessment; and the strain on the Company’s infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 11, 2015 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 33,700 products to more than 25,400 customer locations throughout the United States and Canada.

Contact:

Investor Relations

John Austin, (718) 684-8415

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THE CHEFS' WAREHOUSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2015 AND JUNE 27, 2014

(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2015	June 27, 2014	June 26, 2015	June 27, 2014

Net Sales	$282,882	$213,144	$481,758	$400,327
Cost of Sales	211,074	160,742	359,610	301,846
Gross Profit	71,808	52,402	122,148	98,481

Operating Expenses	62,475	43,845	109,674	86,175
Operating Income	9,333	8,557	12,474	12,306

Interest Expense	3,574	2,109	5,411	4,167
Gain on Disposal of Assets	—	(10)	(349)	(11)

Income Before Income Taxes	5,759	6,458	7,412	8,150

Provision for Income Tax Expense	2,396	2,638	3,081	3,342

Net Income Available to Common Stockholders	$3,363	$3,820	$4,331	$4,808

Net Income Per Share Available to Common Stockholders:
Basic	$0.13	$0.16	$0.17	$0.20
Diluted	$0.13	$0.15	$0.17	$0.19

Weighted Average Common Shares Outstanding:
Basic	25,726,851	24,627,965	25,196,704	24,622,983
Diluted	26,884,238	24,850,226	25,246,749	24,844,868

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THE CHEFS' WAREHOUSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 26, 2015 AND DECEMBER 26, 2014

(unaudited; in thousands)

	June 26, 2015	December 26, 2014

Cash	$2,371	$3,328
Accounts receivable, net	118,573	96,896
Inventories, net	91,948	75,528
Deferred taxes, net	4,722	3,500
Prepaid expenses and other current assets	8,766	9,755
Total current assets	226,380	189,007

Equipment and leasehold improvements, net	64,569	47,938
Software costs, net	5,264	5,358
Goodwill	149,745	78,508
Intangible assets, net	137,276	50,485
Other assets	5,225	4,897
Total assets	$588,459	$376,193

Accounts payable	$50,606	$43,157
Accrued liabilities	16,869	19,522
Accrued compensation	7,384	6,645
Current portion of long-term debt	7,331	7,736
Total current liabilities	82,190	77,060

Long-term debt, net of current portion	305,407	135,800
Deferred taxes, net	8,460	8,067
Other liabilities	15,405	8,472
Total liabilities	411,462	229,399

Preferred stock	—	—
Common stock	263	250
Additional paid in capital	124,193	97,966
Cumulative foreign currency translation adjustment	(1,061)	(693)
Retained earnings	53,602	49,271
Stockholders' equity	176,997	146,794

Total liabilities and stockholders' equity	$588,459	$376,193

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THE CHEFS' WAREHOUSE, INC.

CONDENSED CASH FLOW STATEMENT

FOR THE TWENTY-SIX WEEKS ENDED JUNE 26, 2015 AND JUNE 27, 2014

(unaudited; in thousands)

	June 26, 2015	June 27, 2014

Cash flows from operating activities:
Net Income	$4,331	$4,808

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,594	1,547
Amortization	4,589	2,937
Provision for allowance for doubtful accounts	1,266	468
Deferred credits	313	28
Deferred taxes	(1,055)	(1,454)
Amortization of deferred financing fees	565	430
Stock compensation	2,420	718
Gain on disposal of assets	(349)	(11)
Change in fair value of earnout	248	259
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3,538)	(7,328)
Inventories	(4,848)	(2,410)
Prepaid expenses and other current assets	2,070	8,095
Accounts payable and accrued liabilities	(1,989)	(2,793)
Other liabilities	202	(2,085)
Other assets	(307)	(166)
Net cash provided by operating activities	6,512	3,043

Cash flows from investing activities:
Capital expenditures	(15,156)	(10,286)
Cash paid for acquisitions	(123,893)	—
Proceeds from asset disposals	1,516	43
Net cash used in investing activities	(137,533)	(10,243)

Cash flows from financing activities:
Change in restricted cash	—	5,578
Payment of debt	(5,448)	(3,404)
Issuance of new debt	25,000	—
Net change in revolving credit facility	112,900	—
Cash paid for contingent earnout obligation	(1,420)	—
Surrender of shares to pay withholding taxes	(869)	(274)
Net cash provided by financing activities	130,163	1,900

Effect of foreign currency translation adjustment on cash and cash equivalents	(99)	(4)

Net decrease in cash and cash equivalents	(957)	(5,304)
Cash and cash equivalents at beginning of period	3,328	20,014
Cash and cash equivalents at end of period	$2,371	$14,710

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THE CHEFS' WAREHOUSE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME

THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2015 AND JUNE 27, 2014

(unaudited; in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2015	June 27, 2014	June 26, 2015	June 27, 2014

Net Income:	$3,363	$3,820	$4,331	$4,808
Interest expense	3,574	2,109	5,411	4,167
Depreciation	1,707	750	2,594	1,547
Amortization	3,244	1,469	4,589	2,937
Provision for income tax expense	2,396	2,638	3,081	3,342
EBITDA (1)	14,284	10,786	20,006	16,801

Adjustments:
Stock compensation (2)	446	363	770	718
Duplicate rent (3)	323	405	715	867
Investigation costs (4)	—	230	—	625
Integration and deal costs/third party transaction costs (5)	3,299	437	4,313	437
Moving expenses (6)	154	—	273	—

Adjusted EBITDA (1)	$18,506	$12,221	$26,077	$19,448

1.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock to our key employees and our independent directors.

3.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we were unable to use the facility.

4.	Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael's Finer Meats.

5.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal, integration and cash and non-cash stock transaction bonuses.

6.	Represents moving expenses for the consolidation of our Bronx, NY facility.

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THE CHEFS' WAREHOUSE, INC.

RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME

THIRTEEN AND TWENTY-SIX WEEKS ENDED JUNE 26, 2015 AND JUNE 27, 2014

(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 26, 2015	June 27, 2014	June 26, 2015	June 27, 2014

Net Income Available to Common Stockholders	$3,363	$3,820	$4,331	$4,808

Adjustments to Reconcile Modified Pro Forma Net Income to Net Income (1):
Duplicate rent (2)	323	405	715	867
Investigation costs (3)	—	230	—	625
Integration and deal costs/third party transaction costs (4)	3,299	437	4,313	437
Moving expenses (5)	154	—	273	—
Tax effect of adjustments (6)	(1,571)	(440)	(2,205)	(791)

Total Adjustments	2,205	632	3,096	1,138

Modified Pro Forma Net Income Available to Common Stockholders	$5,568	$4,452	$7,427	$5,946

Diluted Earnings per Share - Modified Pro Forma	$0.21	$0.18	$0.29	$0.24

Diluted Shares Outstanding - Modified Pro Forma	26,884,238	24,850,226	25,246,749	24,844,868

1.	We are presenting modified pro forma net income available to common stockholders and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income available to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income available to common stockholders and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

3.	Represents the costs incurred in our previously disclosed investigation of the accounting issue at Michael's Finer Meats.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal, integration and cash and non-cash stock transaction bonuses.

5.	Represents moving expenses for the consolidation of our Bronx, NY facility.

6.	Represents the tax effect of items 2 through 5 above.

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THE CHEFS' WAREHOUSE, INC.

RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2015

(unaudited; in thousands)

	Low-End Guidance	High-End Guidance

Net Income:	$14,500	$16,600
Provision for income tax expense	10,400	12,000
Depreciation & amortization	16,000	15,000
Non-cash accretion of earnout liability (2)	2,000	2,000
Interest expense	14,000	13,000
EBITDA (1)	56,900	58,600

Adjustments:
Stock compensation (3)	1,500	2,000
Duplicate occupancy costs (4)	800	1,000
Transaction and related costs (5)	4,500	5,000
Moving expenses (6)	300	400

Adjusted EBITDA (1)	$64,000	$67,000

1.	We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently projected results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents estimated non-cash accretion of earnout liability related to the Del Monte acquisition.

3.	Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock to our key employees and our independent directors.

4.	Represents rent and occupancy costs, including utilities and insurance, expected to be incurred in connection with the Company's facility consolidations, including our Bronx, NY distribution facility, while we are unable to use those facilities.

5.	Represents transaction related costs incurred or expected to be incurred, including legal, due diligence, integration costs and transaction bonuses, related to the Company's recent acquisition of Del Monte.

6.	Represents moving expenses expected to be incurred related to the consolidation of our Bronx, NY facility.

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THE CHEFS' WAREHOUSE, INC.

2015 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2015 MODIFIED

PRO FORMA FULLY DILUTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.55	$0.62

Duplicate occupancy costs (3)	0.02	0.02
Transaction and related costs (4)	0.10	0.10

Modified pro forma net income per diluted share	$0.67	$0.74

1.	We are presenting estimated modified pro forma EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Guidance is based upon an estimated effective tax rate of 41.5% and an estimated fully diluted share count of approximately 27.0 million shares.

3.	Represents rent and occupancy costs, including utilities and insurance, expected to be incurred in connection with the Company's facility consolidations, including our Bronx, NY distribution facility, while we are unable to use those facilities.

4.	Represents transaction related costs incurred or expected to be incurred, including legal, due diligence, integration costs and transaction bonuses, related to the Company's recent acquisition of Del Monte.

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